P R E S S R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS FOR FIFTY-TWO WEEKS

AND THIRTEEN WEEKS ENDED DECEMBER 27, 2008

Pennsauken, NJ - March 20, 2009 -- RCM Technologies, Inc. (NASD: RCMT) today announced financial results for the fifty-two weeks and thirteen weeks ended December 27, 2008.

The Company announced revenues of $209.3million for the fifty-two weeks ended December 27, 2008, down from $214.2million for the fifty-two weeks ended December 29, 2007. The Company incurred a net loss for the fifty-two weeks ended December 27, 2008 of $39.8 million, or $3.15 per diluted share, as compared to net income of $6.8 million, or $0.54 per diluted share, for the comparable prior period.

In the fourth quarter, the Company recorded a non-cash, before-tax charge of $43.3 million for impairment of goodwill and intangible assets in accordance with Statement of Financial Accounting Standards (SFAS) 142 "Goodwill and Other Intangible Assets." The Company performed its required annual testing of goodwill as of November 29, 2008 using a discounted cash flow analysis supported by comparative market multiples to determine the fair values of its businesses versus their carrying values. Testing as of November 29, 2008 indicated that carrying values of the Company's Information Technology and Engineering segments exceeded the fair values of these businesses. The impairment charge is primarily driven by adverse equity market conditions that caused a decrease in current market multiples and the Company's stock price as of November 29, 2008, compared with testing performed as of December 1, 2007. This non-cash charge does not impact the Company's normal business operations.

As previously reported, during the first quarter of 2008 the Company recorded a $6.1 million bad debt charge before estimated income tax benefit of $2.4 million, or $3.7 million net of estimated income tax benefit, relating to a note receivable that the Company wrote off. During the fourth quarter of 2008, the Company recorded bad debt expense of $0.8 million as compared to $0.2 million in the fourth quarter of 2007. Including the $6.1 million write-off of the note receivable in the first quarter, the Company recorded total bad debt expense in 2008 of $7.7 million as compared to $0.6 million in 2007.

Operating loss for the fifty-two weeks ended December 27, 2008 was $44.1 million, or $3.48 per diluted share, down from operating income of $10.1 million, or $0.81 per diluted share, for the comparable prior period.

Net loss before stock-based compensation(1) for the fifty-two weeks ended December 27, 2008 was $39.7 million, or $3.14 net loss per diluted share, and excludes net stock-based compensation expense of $0.1 million. Net income before stock-based compensation(1) for the fifty-two weeks ended December 29, 2007 was $7.2 million, or $0.57 per diluted share, and excludes net stock-based compensation expense of $0.4 million.

Net income for 2007 includes income of $480,000 ($800,000, net of income taxes of $320,000), or $0.04 per diluted share, from a legal settlement. No such income was realized during the 2008 period.

For the fifty-two weeks ended December 27, 2008, earnings before interest, income taxes, depreciation and amortization, or EBITDA, excluding the effects of impairment of goodwill and intangible assets, was $1.2 million, or $0.10 per diluted share, as compared to EBITDA of $12.4 million, or $0.99 per diluted share, for the comparable prior year period. EBITDA for the 2008 period includes the $7.7 million bad debt expense discussed above. EBITDA for the 2007 period includes income of $800,000 from a legal settlement and $0.6 million for bad debt expense.

The Company announced revenues of $53.5million for the thirteen weeks ended December 27, 2008, up from $48.8million for the thirteen weeks ended December 29, 2007 (comparable prior year period). The Company incurred a net loss for the thirteen weeks ended December 27, 2008 of $39.1 million, or $3.06 per diluted share, as compared to net income of $1.6 million, or $0.13 per diluted share, for the comparable prior year period.

Operating loss for the thirteen weeks ended December 27, 2008 was $42.8 million, or $3.35 per diluted share, down from operating income of $2.4 million, or $0.20 per diluted share, for the comparable period.

Net loss before stock-based compensation(1) for the thirteen weeks ended December 27, 2008 was $39.2 million, or $3.07 per diluted share, and excludes net stock-based compensation credit of $44,858. Net income before equity-based compensation(1) for the thirteen weeks ended December 29, 2007 was $1.9 million, or $0.15 per diluted share, and excludes net stock-based compensation expense of $259,000.

For the thirteen weeks ended December 27, 2008, EBITDA, excluding the effects of impairment of goodwill and intangible assets, was $1.0 million, or $0.08 per diluted share, as compared to $2.8 million, or $0.23 per diluted share, for the comparable prior year period.

Leon Kopyt, Chairman and CEO of RCM, commented: "Financial results for the 2008 fiscal year were disappointing as revenues and gross profit suffered a significant decline due to weakening demand for our services in certain sectors and deteriorating overall economic conditions. As we reflect on the challenging business environment ahead, we believe we are well positioned to handle economic uncertainty because of our geographic, sectorial and services diversification. Our balance sheet is strong and, given the current climate, our pipeline is good, particularly in our Engineering Group."

Business Outlook:

The Company has also announced that it anticipates revenues in the first quarter of 2009 will be lower than revenues in the first quarter of 2008 of $49.1 million. Based on January and February results, the Company anticipates revenues of $46.5 million to 48.5 million.

Mr. Kopyt also stated: "In the first quarter of 2009, we have experienced some softness in our business segments. Our Information Technology Group has seen weak sales, in particular from our clients in the automobile, financial services and manufacturing sectors. Additionally, our two largest pharmaceutical clients are being acquired, consequently delaying major initiatives that had been scheduled for the first quarter of 2009. In our Engineering Group, we completed several large projects in the fourth quarter of 2008, while new projects have yet to ramp up in the current quarter."

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 35 years. RCM’s offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

(1) The Company applies the provisions of SFAS No. 123(R), "Share-Based Payment," on a modified prospective basis, which required the Company to record stock-based compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards outstanding as of the date of adoption.

For the purposes of performing the calculation of net income before equity-based compensation expense, all equity-based compensation expense, net of income tax, is added back to net income as calculated in accordance with accounting principles generally accepted in the United States (US GAAP). Net income before equity-based compensation expense is not a measurement calculated in accordance with US GAAP, and is not intended to be a replacement for, or to be considered to be more important than, net income calculated in accordance with US GAAP. As the calculation of net income before equity-based compensation expense is not performed in accordance with US GAAP, the Company believes that the utility of the calculation is significantly limited, and that the measure should only be used to compare to net income year-over-year on a consistent basis. To mitigate this limitation, the Company has provided a reconciliation of net income before equity-based compensation expense to net income calculated in accordance with US GAAP, which should be the primary measurement utilized to analyze the Company's financial results. The Company does not utilize net income before equity-based compensation expense for any other purpose.

Tables to Follow

RCM Technologies, Inc.

Consolidated Statements of Operations (Unaudited)

(In Thousands, Except Per Share Amounts)

	Fifty-Two Weeks Ended
	December 27, 2008	December 29, 2007
Revenues	$209,277	$214,209
Gross profit(1)	53,975	52,976
Selling, general and administrative(2)	46,568	41,418
Bad debt - note receivable	6,090	-
Depreciation and amortization	2,067	1,442
Impairment of goodwill and intangible assets	43,315	-
Operating (loss) income	(44,065)	10,116
Interest (expense) income, net	(230)	59
(Loss) gain on foreign currency transactions	(75)	78
Income from legal settlement	-	800
Other	7	-
(Loss) income before income taxes	(44,363)	11,053
Income tax (benefit) expense	(4,558)	4,284
Net (loss) income	($39,805)	$6,769

Earnings per share (diluted)
Net (loss) income	($3.15)	$.54
	Thirteen Weeks Ended
	December 27, 2008	December 29, 2007
Revenues	$53,536	$48,791
Gross profit(3)	13,281	13,208
Selling, general and administrative(4)	12,266	10,408
Depreciation and amortization	528	353
Impairment of goodwill and intangible assets	43,315	-
Operating (loss) income	(42,783)	2,447
Interest (expense) income, net	(116)	27
(Loss) gain on foreign currency transactions	69	25
Other	7	-
Income before income taxes	(42,961)	2,499
Income tax (benefit) expense	(3,821)	878
Net (loss) income	($39,141)	$1,621

Earnings per share (diluted)
Net income	($3.06)	$.13

RCM Technologies, Inc.

Summary Consolidated Balance Sheet Data (Unaudited)

(In Thousands)

	December 27,	December 29,
	2008	2007
Cash and equivalents	$815	$11,642
Accounts receivable	55,770	45,468
Working capital	42,687	43,541
Goodwill and intangible assets	6,814	39,937
Total assets	78,841	109,714
Senior debt	4,900	-
Total liabilities	23,490	17,666
Stockholders’ equity	$55,351	$92,048

(1) Reflects stock based compensation expense of $45 and $22 included in cost of services for the fifty-two weeks ended December 27, 2008 and December 29, 2007, respectively.

(2) Includes stock based compensation expense of $55 and $389 for the fifty-two weeks ended December 27, 2008 and December 29, 2007, respectively.

(3) Reflects stock based compensation expense of $11 and $16 included in cost of services for the thirteen weeks ended December 27, 2008 and December 29, 2007, respectively.

(4) Includes stock based compensation credit of $62 and expense of $243 for the thirteen weeks ended December 27, 2008 and December 29, 2007, respectively.

RCM Technologies, Inc.

Reconciliation of EBITDA to Net (Loss) Income and Cash (Used In) Provided by Operating Activities

(Unaudited)

As used in this report, EBITDA means earnings before interest income, interest expense, income taxes, depreciation and amortization. In this report, we present EBITDA excluding the effects of impairment of goodwill and intangible assets. We believe that EBITDA, as so presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to EBITDA of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA, excluding the effects of impairment of goodwill and intangible assets, to both net income and cash flow provided by operating activities.

	Fifty-Two Weeks Ended
	December 27, 2008	December 29, 2007
	(In Thousands)
EBITDA(a) before impairment of goodwill and intangible assets	$1,249	$12,436
Depreciation and amortization expense	2,067	1,442
Impairment of goodwill and intangible assets	43,315	-
Interest (expense) income, net	(230)	59
Income tax benefit (expense)	4,558	(4,284)
Net (loss) income(a)	($39,805)	$6,769

Earnings per share (diluted)
EBITDA	$0.10	$.99
Net (loss) income	($3.15)	$.54

Weighted average shares outstanding	12,647	12,485

	Thirteen Weeks Ended
	December 27, 2008	December 29, 2007
	(In Thousands)
EBITDA(b) before impairment of goodwill and intangible assets	$997	$2,825
Depreciation and amortization expense	528	353
Impairment of goodwill and intangible assets	43,315	-
Interest (expense) income, net	(116)	27
Income tax benefit (expense)	3,821	(878)
Net (loss) income(b)	(39,141)	$1,621

Earnings per share (diluted)
EBITDA	$0.08	$.23
Net (loss) income	($3.06)	$.13

Weighted average shares outstanding	12,774	12,545

(a)Includes stock based compensation expense of $100 and $411 for the fifty-two weeks ended December 27, 2008 and December 29, 2007, respectively.

(b)Includes stock based compensation credit of $52 and expense of $259 for the thirteen weeks ended December 27, 2008 and December 29, 2007, respectively.

RCM Technologies, Inc.

Reconciliation of EBITDA to Net (Loss) Income and

Cash (Used In) Provided by Operating Activities (Continued)

(Unaudited)

	Fifty-Two Weeks Ended
	December 27, 2008	December 29, 2007
	(In Thousands)
Net (loss) income	($39,805)	$6,769
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	2,056	1,449
Impairment of goodwill and intangible assets	43,315	-
Gain on disposal of assets	(7)	-
Stock based compensation expense	100	411
Provision for losses on accounts receivable	(641)	(89)
Provision for loss on note receivable	6,090	-
Deferred taxes	(5,869)	2,474
Changes in operating assets and liabilities
Accounts receivable	(10,275)	(3,030)
Prepaid expenses and other current assets	(1,582)	244
Accounts payable and accrued expenses	906	118
Accrued compensation	1,330	(780)
Payroll and withheld taxes	38	(87)
Income taxes payable	(463)	1,126

Cash (used in) provided by operating activities	($4,807)	$8,605

	Thirteen Weeks Ended
	December 27, 2008	December 29, 2007
	(In Thousands)
Net (loss) income	($39,140)	$1,621
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	520	355
Impairment of goodwill and intangible assets	43,315	-
Loss on disposal of assets	(7)	-
Stock based compensation expense	(45)	260
Provision for losses on accounts receivable	(410)	(244)
Deferred taxes	(4,211)	321
Changes in operating assets and liabilities
Accounts receivable	7	1,165
Prepaid expenses and other current assets	(706)	934
Accounts payable and accrued expenses	1,718	(525)
Accrued compensation	1,681	(669)
Payroll and withheld taxes	(394)	(218)
Income taxes payable	836	579

Cash provided by operating activities	$3,164	$3,579

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